LINEAGE CELL THERAPEUTICS REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

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Positive RG6501 (OpRegen®) Phase 1/2a Clinical Study 36 Month Results Featured at Clinical Trials at the Summit 2025
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Entered Collaboration with William Demant Invest to Develop ReSonance™ (ANP1) for Sensorineural Hearing Loss
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Initiated Manufacturing Scale Project in Type 1 Diabetes Cell Therapy

CARLSBAD, CA – November 6, 2025 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing novel allogeneic, or “off the shelf”, cell therapies for serious medical conditions, today reported its third quarter 2025 financial and operating results and will host a conference call today at 4:30 p.m. Eastern Time to discuss these results and provide a business update.

“It has been a productive third quarter for the Lineage team,” stated Brian M. Culley, Lineage CEO. “Last quarter, I outlined five areas of focus through the end of this year, and I am pleased to report that we delivered on several of these during the third quarter, as outlined below.

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We entered into a research collaboration with William Demant Invest A/S, which is designed to fund all currently planned preclinical development of our ReSonance program, demonstrating the ability of our technology platform to produce a partnered program with limited investment and in a short amount of time.
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We solidified our position as a leader in allogeneic cell process development by reporting cGMP production for each of OpRegen and OPC1, from a master and working cell bank system which, in its current form, can support a production capability of millions of doses of a single-administration product, all from our in-house facility.
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We launched a new cell therapy initiative, focused on islet cell transplants for the treatment of Type 1 Diabetes, with an initial focus on addressing the unsolved issue of large-scale production of islet cells, which if successful could potentially solve a major hurdle to commercialization of islet cell therapy product candidates.”

“Looking ahead, we will continue to work on the other strategic initiatives I outlined, including activities designed to drive milestone revenue from our alliance with Roche and Genentech and pursuing grant funding from the California Institute for Regenerative Medicine (CIRM) for our OPC1 program. We also continue to plan for a successful future by seeking to capitalize on our investments in our cell transplant platform and to utilize our manufacturing achievements as a foundation from which additional programs can be strategically advanced via funded collaborations or independently,” added Mr. Culley.

Select Business Highlights

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RG6501 (OpRegen Cell Therapy)
o
Positive RG6501 (OpRegen) Phase 1/2a Clinical Study 36 Month Results featured at Clinical Trials at the Summit (CTS) 2025, suggesting evidence of sustained gains in visual acuity and structural support of the retina.
o
Ongoing execution of Lineage’s contributions to its collaboration with Roche and Genentech, including support for the ongoing Phase 2a GAlette Study.
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In addition to testing of other surgical parameters, Genentech currently plans to evaluate two proprietary surgical delivery devices that have potential advantages over available off-the-shelf devices in the Phase 2a GAlette Study.

o
Ongoing efforts to further support development of OpRegen cell therapy under a separate services agreement with Genentech, signed May 2024, including: (i) activities to support the ongoing Phase 1/2a study long term follow-up and the currently enrolling Phase 2a GAlette Study; and (ii) additional technical training and materials related to our cell therapy technology platform to support commercial manufacturing strategies.

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ReSonance (ANP1)
o
Announced research collaboration with William Demant Invest A/S (WDI) to jointly advance development of ReSonance (ANP1) over a term of three years; up to $12 million of development costs to be contributed by WDI in a collaboration which covers preclinical development activities, including cell manufacturing, proof-of-concept studies, translational/functional models, delivery development, outcome measures, regulatory strategy, and market analysis.

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Manufacturing Capability
o
Successfully completed a production run for each of OpRegen and OPC1, two of our product candidates, each produced from a customized, two-tiered current Good Manufacturing Practice (“cGMP”) cell banking system, highlighting the application of the Lineage platform across multiple programs.
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This production process utilizes a genetically-stable master cell bank created from a single, well-characterized pluripotent cell line, to generate a working cell bank, which then provides the source material for a final cell-based product candidate.
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This demonstrated cGMP production process should enable the ability to produce millions of doses of a cost-effective, scalable and consistent supply of an allogeneic, cell-based product derived from a single initial cell line, that can be applied across multiple programs.

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ILT1
o
Launched new cell therapy initiative, focused on islet cell transplants for the treatment of Type 1 Diabetes; plans are to deploy the company’s manufacturing capability to address the issue of large-scale production of islet cells, with the initial goal of establishing a production modality that can support the entire production process in a dynamic culturing system, which if successful could potentially solve a major hurdle to commercialization of islet cell therapy product candidates.

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OPC1
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First chronic spinal cord injury participant treated in the DOSED (Delivery of Oligodendrocyte Progenitor Cells for Spinal Cord Injury: Evaluation of a Novel Device) clinical study.
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First treated participant was a neurologically complete SCI injury (American Spinal Injury Association Impairment Scale [AIS] grade A), with a single neurological level of injury (NLI) from levels T1 to T10, and the novel delivery system successfully administered a one-time injection of OPC1.
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No significant safety events have been reported sixty days following treatment in the first chronic SCI participant.
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The California Institute for Regenerative Medicine (CIRM) continues to review Lineage’s application for a CLIN2 clinical grant to support our DOSED study of OPC1.

Balance Sheet Highlights

Cash, cash equivalents, and marketable securities of $40.5 million as of September 30, 2025, is expected to support planned operations into Q2 2027.

Third Quarter Operating Results

Revenues: Revenue is generated primarily from collaboration revenues, royalties, and other revenues. Total revenues for the three months ended September 30, 2025 were $3.7 million, a decrease of approximately $0.1 million as compared to $3.8 million for the same period in 2024. The decrease was primarily driven by lower royalty revenue and other service revenues recognized of $0.3 million, partially offset by more collaboration revenues of $0.2 million.

Operating Expenses: Operating expenses are primarily comprised of research and development (“R&D”) expenses and general and administrative (“G&A”) expenses. Total operating expenses for the three months ended September 30, 2025 were $7.5 million, a decrease of $0.1 million as compared to $7.6 million for the same period in 2024.

R&D Expenses: R&D expenses for the three months ended September 30, 2025 were $3.3 million, an increase of $0.1 million as compared to $3.2 million for the same period in 2024. The net increase was primarily driven by $0.2 million for our OPC1 program, $0.4 million for our preclinical programs and other undisclosed programs, partially offset by $0.5 million for our OpRegen program.

G&A Expenses: G&A expenses for the three months ended September 30, 2025 were $4.2 million, a decrease of $0.2 million as compared to $4.4 million for the same period in 2024. The decrease was primarily attributable stock-based compensation and services provided by third parties.

Loss from Operations: Loss from operations for the three months ended September 30, 2025 was $3.8 million, which was in-line with the comparative prior year period’s loss.

Other Income/(Expenses): Other income/(expenses) for the three months ended September 30, 2025 reflected other expense of $26.0 million, compared to other income of $0.8 million for the same period in 2024. The change was largely attributable to the non-cash quarterly fair value remeasurement of the warrant liabilities of $26.6 million primarily due to a change in our share price as compared to the prior year period, and $0.2 million for exchange rate fluctuations related to Lineage’s international subsidiaries.

Net Loss Attributable to Lineage: The net loss attributable to Lineage for the three months ended September 30, 2025 was $29.8 million, or $0.13 per share (basic and diluted), compared to a net loss of $3.0 million, or $0.02 per share (basic and diluted), for the same period in 2024. The change was primarily driven by the non-cash quarterly fair value remeasurement of the warrant liabilities due to a change in our share price as compared to the prior quarter.

Conference Call and Webcast

Interested parties may access the conference call on November 6, 2025, by dialing (888) 596-4144 from the U.S. and Canada and should request the “Lineage Cell Therapeutics Call”. A live webcast of the conference call will be available online in the Investors section of Lineage’s website. A replay of the webcast will be available on Lineage’s website for 30 days and a telephone replay will be available through November 14, 2025, by dialing (800) 770-2030 from the U.S. and Canada and entering conference ID number 3958367.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel allogeneic, or “off the shelf”, cell therapies for serious medical conditions. Lineage’s programs are based on its proprietary cell-based technology platform and associated development and manufacturing capabilities. From this platform, Lineage designs, develops, manufactures, and tests specialized human cells with anatomical and physiological functions similar or identical to cells found naturally in the human body. These cells are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages. Cells derived from such lineages are transplanted into patients in an effort to replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and to restore or augment the patient’s functional activity. Lineage’s pipeline currently includes: (i) OpRegen® cell therapy, a retinal pigment epithelial cell therapy in Phase 2a development under a worldwide collaboration with Roche and Genentech, a member of the Roche Group, for the treatment of geographic atrophy secondary to age-related macular degeneration; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of spinal cord injuries; (iii) ReSonanceTM (ANP1), an auditory neuronal progenitor cell therapy in development under a collaboration with William Demant Invest A/S for the potential treatment of auditory neuropathy; (iv) PNC1, a photoreceptor neural cell therapy for the potential treatment of vision loss due to photoreceptor dysfunction or damage; (v) RND1, a novel hypoimmune induced pluripotent stem cell line being developed under a gene editing partnership; and ILT1, a cell therapy initiative focused on islet cell transplants for the treatment of the treatment of Type 1 Diabetes. For more information, please visit www.lineagecell.com or follow the company on X/Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. In some cases, forward-looking statements, can be identified by terms such as “believe,” “aim,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “suggest,” or the negative version of these words and similar expressions. Such forward-looking statements include, but are not limited to, statements relating to: that the planned funding under the research collaboration agreement with WDI will fund all currently planned preclinical development of ReSonance (ANP1); that Lineage’s cGMP production process for certain product candidates can produce millions of doses of a cost-effective, scalable and consistent supply of an allogeneic, cell-based product derived from a single initial cell line and that such process can be applied across one or more programs; Lineage’s plans to and its ability to apply its manufacturing capabilities to establish a production modality that can potentially solve a major hurdle to commercialization of islet cell therapy product candidates; the potential therapeutic benefits of OpRegen cell therapy in patients with GA secondary to AMD and the significance of the Phase 1/2a clinical study data reported to date; Genentech’s plans to evaluate proprietary surgical delivery devices that have potential advantages over available off-the-shelf devices in the Phase 2a GAlette Study the benefits of our services agreement with Genentech and its impact on advancing the OpRegen cell therapy program; the plans and expectations with respect to OPC1; Lineage’s belief that its cash, cash equivalents and marketable securities is sufficient to support its planned operations into the second quarter of 2027. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, but not limited to, the following risks: that we may need to allocate our cash to unexpected events and expenses causing us to expend our cash, cash equivalents and marketable securities more quickly than expected; that development activities, preclinical activities, and clinical trials of our product candidates may not commence, progress or be completed as expected due to many factors within and outside of our control; that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate; that Roche and Genentech may not successfully advance OpRegen cell therapy or be successful in completing further clinical trials for OpRegen cell therapy and/or obtaining regulatory approval for OpRegen cell therapy in any particular jurisdiction; that competing alternative therapies may adversely impact the commercial potential of OpRegen cell therapy; that OPC1 clinical trials may not be successful; that the ongoing Israeli regional conflict may materially and adversely impact our manufacturing processes, including cell banking and product manufacturing for our cell therapy product candidates, all of which are conducted by our subsidiary in Jerusalem, Israel; that Lineage may not be able to manufacture sufficient clinical quantities of its product candidates in accordance with current good manufacturing practice; and those risks and uncertainties inherent in Lineage’s business and other risks discussed in Lineage’s filings with the Securities and Exchange Commission (SEC). Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s most recent Annual Report on Form 10-K filed with the SEC and its other subsequent reports, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Lineage undertakes no obligation to update any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Russo Partners – Media Relations

Nic Johnson or David Schull

(Nic.johnson@russopartnersllc.com)

(David.schull@russopartnersllc.com)

(212) 845-4242

Tables to follow

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,463	$45,789
Marketable securities	23	2,016
Accounts receivable	127	638
Prepaid expenses and other current assets	1,647	2,554
Total current assets	42,260	50,997

NONCURRENT ASSETS
Property and equipment, net	2,157	2,251
Operating lease right-of-use assets	2,311	2,144
Deposits and other long-term assets	539	614
Goodwill	10,672	10,672
Intangible assets, net	31,700	46,540
TOTAL ASSETS	$89,639	$113,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,550	$5,437
Operating lease liabilities, current portion	1,023	1,097
Finance lease liabilities, current portion	43	55
Deferred revenues, current portion	3,766	7,388
Total current liabilities	9,382	13,977

LONG-TERM LIABILITIES
Deferred tax liability	273	273
Deferred revenues, net of current portion	12,462	14,433
Operating lease liabilities, net of current portion	1,515	1,295
Finance lease liabilities, net of current portion	40	67
Warrant liabilities	45,171	6,161
TOTAL LIABILITIES	68,843	36,206

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common shares, no par value, 450,000 shares authorized as of September 30, 2025 and December 31, 2024; 230,328 and 220,416 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	494,175	484,722
Accumulated other comprehensive loss	(4,286)	(2,876)
Accumulated deficit	(467,849)	(403,465)
Lineage's shareholders’ equity	22,040	78,381
Noncontrolling deficit	(1,244)	(1,369)
Total shareholders’ equity	20,796	77,012
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$89,639	$113,218

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUES:
Collaboration revenues	$3,544	$3,386	$7,346	$5,671
Royalties, license and other revenues	137	393	602	960
Total revenues	3,681	3,779	7,948	6,631

OPERATING EXPENSES:
Cost of royalties	5	38	80	180
Research and development	3,271	3,171	9,491	9,049
General and administrative	4,191	4,410	13,608	13,770
Loss on impairment of intangible asset	—	—	14,840	—
Total operating expenses	7,467	7,619	38,019	22,999
Loss from operations	(3,786)	(3,840)	(30,071)	(16,368)

OTHER INCOME (EXPENSES):
Interest income, net	366	397	1,298	1,322
Gain (loss) on marketable equity securities, net	6	(6)	(1)	(21)
Change in fair value of warrant liability	(26,557)	—	(36,992)	—
Foreign currency transaction gain (loss), net	219	448	1,666	(284)
Other income (expense), net	—	—	(159)	19
Total other income (expenses)	(25,966)	839	(34,188)	1,036

NET LOSS	(29,752)	(3,001)	(64,259)	(15,332)

Net (income) loss attributable to noncontrolling interest	(29)	(33)	(125)	(4)

NET LOSS ATTRIBUTABLE TO LINEAGE	$(29,781)	$(3,034)	$(64,384)	$(15,336)

Net loss per common share attributable to Lineage basic and diluted	$(0.13)	$(0.02)	$(0.28)	$(0.08)

Weighted-average common shares used to compute basic and diluted net loss per common share	228,853	188,835	227,765	186,860

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Lineage	$(64,384)	$(15,336)
Net income (loss) attributable to noncontrolling interest	125	4
Adjustments to reconcile net loss attributable to Lineage Cell Therapeutics, Inc. to net cash used in operating activities:
Issuance costs for common stock warrant liabilities	183	—
Loss on impairment of intangible asset	14,840	—
Loss on marketable equity securities, net	1	21
Accretion of income on marketable debt securities	(10)	(184)
Depreciation and amortization expense	513	436
Change in right-of-use assets and liabilities	(41)	(31)
Amortization of intangible assets	—	22
Stock-based compensation	3,654	3,762
Change in fair value of warrant liability	36,992	—
Foreign currency remeasurement	(1,721)	309
Changes in operating assets and liabilities:
Accounts receivable	511	339
Prepaid expenses and other current assets	1,077	891
Accounts payable and accrued liabilities	(188)	(1,778)
Deferred revenue	(5,593)	(5,201)
Net cash used in operating activities	(14,041)	(16,746)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of marketable equity securities	—	18
Purchases of marketable debt securities	—	(8,761)
Maturities of marketable debt securities	2,000	4,000
Purchase of equipment	(123)	(200)
Net cash (used in) provided by investing activities	1,877	(4,943)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee options exercised	487	229
Proceeds from exercise of warrants	319	—
Common shares received and retired for employee taxes paid	(15)	(23)
Proceeds from sale of common shares under ATM, net of offering costs	1,276	68
Proceeds from sale of common shares under registered direct financing, net of offering costs	—	13,889
Proceeds from sale of common shares with warrants under registered direct financing, net of offering costs	5,232	—
Payment of financed insurance premium	(684)	—
Payment of finance lease liabilities	(44)	(40)
Net cash provided by financing activities	6,571	14,123
Effect of exchange rate changes on cash, cash equivalents and restricted cash	216	(120)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(5,377)	(7,686)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	46,354	35,992
At end of the period	$40,977	$28,306